Exhibit 10.9

AMENDMENT

TO THE DOMINION ENERGY, INC. NEW EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

THIS AMENDMENT to the Dominion Energy, Inc. New Executive Supplemental Retirement Plan, as amended and restated effective as July 1, 2013 (the “ESRP”), is adopted and shall be effective as of December 11, 2020.

WHEREAS, Dominion Energy, Inc. (“Dominion Energy”) sponsors and maintains the ESRP;

WHEREAS, the board of directors of Dominion Energy has the authority to amend the ESRP and now wishes to do so;

NOW, THEREFORE, the ESRP is hereby amended as follows:

1.	Effective as of the date hereof, the second sentence of Article II of the ESRP is hereby amended in its entirety as follows:

The individual shall remain a Participant until the CGN Committee revokes its designation of any individual officer as a Participant pursuant to Section 8.5 below.

2.	Effective as of the date hereof, Section 7.2 of the ESRP is hereby amended in its entirety as follows:

Except as otherwise provided in Section 7.3, a Participant who has a Separation from Service for any reason other than death or Total and Permanent Disability before the Participant has completed sixty (60) months of either (i) Participant Service (actually or deemed under a Benefits Agreement) if the Participant is subject to the Eligibility Conditions in Section 1.11(a), or (ii) service with the Company (actually or deemed under a Benefits Agreement) if the Participant is subject to the Eligibility Conditions in Section 1.11(b), shall immediately cease to be a Participant under this Plan and shall forfeit all rights under this Plan.

3.	Effective as of the date hereof, Section 8.1(a) of the ESRP is hereby amended in its entirety as follows:

(a) no such amendment, modification or termination may decrease the benefit of a Participant (or Beneficiary, if applicable) where (i) the Participant has already Retired at a time when a benefit is payable under the Plan or (ii) the Participant has already completed sixty (60) months of service with the Company as of the date of the change;

4.	Effective as of the date hereof, Section 8.5 of the ESRP is hereby amended in its entirety as follows:

Unless such action is prohibited by Section 8.1(b), the CGN Committee may revoke or rescind the designation of an individual as a Participant for Cause. The rights of any individual who was a Participant and whose designation as a Participant is revoked or rescinded by the CGN Committee for Cause shall cease upon such action. An individual whose designation as a Participant is revoked after June 30, 2013 may not later become a Participant under any circumstance. For purposes hereof, “Cause” shall mean the Participant’s (i) fraud or material misappropriation with respect to the business or assets of the Company, (ii) persistent refusal or willful failure to perform substantially his or her duties and responsibilities to the Company, which continues after he or she is receives notice of such refusal or failure, (iii) conviction of a felony or crime involving moral turpitude, (iv) use of drugs or alcohol that interferes materially with the performance of his or her duties, or (v) breach of the provisions set forth in Article XII below.

5.	Effective as of July 1, 2021, Section 13.5(b) of the ESRP is hereby amended in its entirety as follows:

(b)	Match Participant means an individual who meets the following requirements:

i.	is an officer of Dominion Energy, Inc. or a subsidiary during the Match Year;

ii.	is employed on December 31 of the Match Year or has Terminated during the Match Year due to retirement or early retirement (as defined by the Savings Plan), death or Disability;

iii.	has made salary deferrals to the Savings Plan for the Match Year;

iv.	has base salary for the Match Year in excess of the dollar limit for the Match Year under Code section 401(a)(17); and

v.

has not made any excess compensation deferrals under the Dominion Energy, Inc. Deferred Compensation Plan (“DCP”) for the Match Year (provided that, for the 2021 Match Year, a Match Participant who otherwise meets the requirements of this Section 13.5(b)(i) through (iv), but who elects any excess compensation deferrals under the DCP for periods on or after July 1, 2021, shall still be eligible for a Restoration Match with respect to the portion of the Match Year ending June 30, 2021, without duplication).

6.	In all other respects not amended, the ESRP is hereby ratified and confirmed.

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IN WITNESS WHEREOF, Dominion Energy has caused this Amendment to be executed as of the effective date set forth above.

DOMINION ENERGY, INC.

By:/s/ Carter M. Reid

Name:Carter M. Reid

Date:December 21, 2020